Exhibit 99.1

FOR IMMEDIATE RELEASE SEPTEMBER 23, 2019

Scilex Holding ANNOUNCEs Confidential Submission of Draft
Registration Statement for Proposed Initial Public Offering

SAN DIEGO, September 23, 2019/GlobeNewswire/- Scilex Holding Company (Scilex), a majority-owned subsidiary of Sorrento Therapeutics, Inc. (Nasdaq: SRNE), announced that it has confidentially submitted a draft registration statement on Form S-1 to the U.S. Securities and Exchange Commission (the "SEC") relating to its proposed initial public offering of its common stock. The size and price range for the proposed offering have not yet been determined. The initial public offering is expected to commence after the completion of the SEC review process, subject to market and other conditions.

This press release is being made pursuant to, and in accordance with, Rule 135 under the Securities Act of 1933, as amended (the "Securities Act"), and shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities. Any offers, solicitations or offers to buy, or any sales of securities will be made in accordance with the registration requirements of the Securities Act.

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